Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC.
REPORTS 2015 SECOND QUARTER RESULTS AND
ANNOUNCES EXECUTIVE LEADERSHIP DEVELOPMENTS

CARMEL, IN, July 30, 2015—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that diluted earnings per share in the first six months of 2015 increased to $0.47 compared to $0.17 in the first six months of 2014.  New student enrollment in the second quarter of 2015 decreased 18.6% to 12,638 compared to 15,523 in the same period in 2014. Total student enrollment decreased 13.7% to 47,874 as of June 30, 2015 compared to 55,485 as of June 30, 2014.

The company provided the following information for the three and six months ended June 30, 2015 and 2014:

Financial and Operating Data for the Three Months Ended June 30th, Unless Otherwise Indicated
(Dollars in millions, except per share, per student data and average annual salary data)

					Increase/
	2015		2014		(Decrease)

Revenue	$214.2		$238.1		(10.0)%
Operating Income	$11.6		$6.8		70.6%
Operating Margin	5.4%		2.9%		250 basis points
Net Income	$0.7		$0.4		82.7%
Earnings Per Share (diluted)	$0.03		$0.02		50%
New Student Enrollment	12,638		15,523		(18.6)%
Continuing Students	35,236		39,962		(11.8)%
Total Student Enrollment as of June 30th	47,874		55,485		(13.7)%
Persistence Rate as of June 30th (A)	68.8%		70.0%		(120) basis points
Bad Debt Expense as a Percentage of Revenue	4.1%		5.8%		(170) basis points
Days Sales Outstanding as of June 30th	19.2 days		26.3 days		(7.1) days
Deferred Revenue as of June 30th	$119.6		$131.4		(9.0)%
Cash and Cash Equivalents as of June 30th	$124.6		$225.0		(44.6)%
Restricted Cash as of June 30th	$6.9		$2.8		150.6%
Collateral Deposits as of June 30th	$97.9		$8.6		1034.5%
Private Education Loans (current and non-current), Less Allowance for Loan Losses, as of June 30th (B)	$79.1		$73.4		7.7%
PEAKS Trust Senior Debt (current and long-term) as of June 30th (C)	$54.1		$190.9		(71.7)%
CUSO Obligation (current and long-term) as of June 30th (D)	$111.1		$113.5		(2.1)%
Financing Agreement/Credit Agreement (current and long-term) as of June 30th (E)	$92.1		$50.0		84.3%
Weighted Average Diluted Shares of Common Stock Outstanding	24,086,000		23,785,000
Capital Expenditures, Net	$1.6		$1.1		43.0%
Graduate Employment Rate as of April 30th	73	% (F)	70	% (G)	300 basis points
Average Annual Reported Graduate Salary as of April 30th	$34,500	(H)	$33,400	(I)	3.3%

Financial and Operating Data for the Six Months Ended June 30th
(Dollars in millions, except per share and per student data)
	2015	2014	Increase/ (Decrease)

Revenue	$444.2	$476.0	(6.7)%
Operating Income	$39.3	$19.8	97.9%
Operating Margin	8.8%	4.2%	460 basis points
Net Income	$11.2	$4.0	178.1%
Earnings Per Share (diluted)	$0.47	$0.17	176.5%
Bad Debt Expense as a Percentage of Revenue	4.7%	6.4%	(170) basis points
Weighted Average Diluted Shares of Common Stock Outstanding	23,953,000	23,815,000
Capital Expenditures, Net	$2.5	$2.7	(5.6)%

(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)
With respect to the private education loans as of June 30, 2015, the amount included $9.4 million classified as current, and $69.7 million classified as non-current.  With respect to the private education loans as of June 30, 2014, the amount included $7.4 million classified as current, and $66.0 million classified as non-current.

(C)
With respect to the PEAKS Trust Senior Debt as of June 30, 2015, the amount included $23.1 million classified as current, and $31.0 million classified as non-current.  With respect to the PEAKS Trust Senior Debt as of June 30, 2014, the amount included $132.4 million classified as current, and $58.4 million classified as non-current.

(D)
As of June 30, 2015, this amount represented the CUSO secured borrowing obligation recorded on the company’s balance sheet, $19.8 million of which was classified as current and $91.3 million of which was classified as non-current.  As of June 30, 2014, this amount represented the contingent liability amount recorded on the company’s balance sheet related to the company’s guarantee obligations under the CUSO risk sharing agreement.  Beginning on September 30, 2014, the CUSO was consolidated in the company’s consolidated financial statements, resulting in the elimination of the contingent liability related to the CUSO risk sharing agreement that the company had previously recorded, and resulting in the company instead recording the estimated amount of the CUSO’s obligations to its owners related to their participation interests in the private education loans made under the CUSO program.

(E)
With respect to the company’s Financing Agreement as of June 30, 2015, the amount included $14.5 million classified as current, and $77.6 million classified as non-current.  With respect to the company’s Credit Agreement as of June 30, 2014, the full $50.0 million was classified as current.

(F)	Represents the percentage of the ITT Technical Institutes’ 2014 employable graduates who obtained employment in positions using skills taught in their programs of study as of April 30, 2015.
(G)	Represents the percentage of the ITT Technical Institutes’ 2013 employable graduates who obtained employment in positions using skills taught in their programs of study as of April 30, 2014.
(H)	Represents the average annual salary reported by the ITT Technical Institutes’ 2014 employed graduates as of April 30, 2015.
(I)	Represents the average annual salary reported by the ITT Technical Institutes’ 2013 employed graduates as of April 30, 2014.

Based on various assumptions, including the historical and projected performance and collection of the student loans held by the PEAKS Trust and the CUSO, the company reported that its current estimate of the payments it may have to make under the PEAKS guarantee and the CUSO risk sharing agreement (the “CUSO RSA”), in the aggregate, are approximately:

•	$43.9 million in 2015;
•	$27.0 million in 2016;
•	$16.2 million in 2017; and
•	$84.6 million in 2018 and later, which amount includes an approximately $15.3 million payment in 2020 under the PEAKS guarantee.

These estimated payment amounts are net of estimated aggregate recoveries of approximately $6.0 million under the CUSO RSA, which the company expects to offset against amounts due by it under the CUSO RSA over these periods.  The company urges readers to review the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 when it is filed with the U.S. Securities and Exchange Commission, which report will contain additional information regarding these estimated payment amounts, including the assumptions used, the estimates of the type of payments, regular or discharge, and estimated recoveries, under the CUSO RSA and the estimated different payment amounts if the assumptions regarding the forms of payments made under the CUSO  RSA are not realized.

The company also announced that it has entered into a third amendment to the letter agreement with its Chief Executive Officer, Kevin M. Modany, to extend to December 31, 2015 the period during which he will remain in his current position.

In addition, the company announced that its Board of Directors has elected Rocco F. Tarasi, III as the Company’s interim Executive Vice President, Chief Financial Officer, to be effective on the business day immediately following the date on which the company files its Quarterly Report on Form 10-Q for its quarter ended June 30, 2015 (the effective date of Mr. Tarasi’s election being referred to as the “Effective Date”).  The company believes that it will file the Form 10-Q within the next few days.  Daniel M. Fitzpatrick will remain in his current position as Executive Vice President, Chief Financial Officer of the company, and will continue to perform all of the functions of the company’s principal financial officer, through the filing of the Form 10-Q and until the Effective Date.  Following the Effective Date, Mr. Fitzpatrick will remain employed by the company for 30 days as Special Advisor to the interim Chief Financial Officer, after which he will become a consultant to the company for a period of 18 months.

Mr. Tarasi, age 43, has served as the company’s Senior Vice President, President – The Center for Professional Development since January 2013. He served as the company’s Vice President, Finance – Corporate Strategy and Development from October 2011 through January 2013. Mr. Tarasi was the co-founder of BrainCredits Corporation, an education start-up, from August 2010 through October 2011, and served as managing director, policyIQ for Resources Global Professionals, a multinational professional services firm, from July 2003 through August 2010.  Mr. Tarasi began his professional career with Arthur Andersen and held various positions in the firm’s audit practice for more than five years, including senior auditor and audit manager.  Mr. Tarasi is a certified public accountant (inactive).

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2015 second quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this document or in the attached press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the impact of the company’s late filings with the SEC, including the 2014 Form 10-K and the first quarter 2015 Form 10-Q; any inability to file the second quarter 2015 Form 10-Q in the time indicated; the impact of adverse actions by the ED related to the action by the U.S. Securities and Exchange Commission against the company and the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Nicole Elam, Vice President                                                                            www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(unaudited)

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$124,632	$135,937	$224,956
Restricted cash	6,936	6,040	2,768
Accounts receivable, net	45,204	46,383	68,937
Private education loans, net	9,379	10,584	7,420
Deferred income taxes	24,795	34,547	67,415
Prepaid expenses and other current assets	57,294	57,923	36,056
Total current assets	268,240	291,414	407,552

Property and equipment, net	150,095	157,072	158,947
Private education loans, excluding current portion, net	69,724	80,292	65,997
Deferred income taxes	63,447	68,041	78,218
Collateral deposits	97,873	97,932	8,627
Other assets	61,921	54,409	56,878
Total assets	$711,300	$749,160	$776,219

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$14,546	$9,635	$50,000
Current portion of PEAKS Trust senior debt	23,068	37,545	132,429
Current portion of CUSO secured borrowing obligation	19,750	20,813	0
Accounts payable	76,476	67,848	75,918
Accrued compensation and benefits	16,535	12,264	23,320
Other current liabilities	27,288	27,050	46,233
Deferred revenue	119,568	147,475	131,378
Total current liabilities	297,231	322,630	459,278

Long-term debt, excluding current portion	77,579	86,714	0
PEAKS Trust senior debt, excluding current portion	31,007	38,658	58,442
CUSO secured borrowing obligation, excluding current portion	91,339	100,194	0
Other liabilities	59,049	52,959	138,361
Total liabilities	556,205	601,155	656,081

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0	0
Common stock, $.01 par value, 300,000,000 shares authorized,
37,068,904 issued	371	371	371
Capital surplus	186,501	198,883	198,806
Retained earnings	980,833	969,670	944,431
Accumulated other comprehensive (loss)	725	1,201	2,670
Treasury stock, 13,490,795, 13,619,010 and 13,665,129 shares at cost	(1,013,335)	(1,022,120)	(1,026,140)
Total shareholders' equity	155,095	148,005	120,138
Total liabilities and shareholders' equity	$711,300	$749,160	$776,219

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014

Revenue	$214,231	$238,096	$444,206	$476,019

Costs and expenses:
Cost of educational services	101,865	116,276	205,418	236,391
Student services and administrative expenses	91,408	97,547	181,660	196,785
Legal and professional fees related to certain lawsuits, investigations and accounting matters	6,005	8,380	13,291	13,927
Provision for private education loan losses	3,313	9,071	4,557	9,071
Total costs and expenses	202,591	231,274	404,926	456,174

Operating income	11,640	6,822	39,280	19,845
Interest income	22	15	35	34
Interest (expense)	(9,991)	(6,263)	(20,379)	(13,164)
Income before provision for income taxes	1,671	574	18,936	6,715
Provision for income taxes	955	182	7,773	2,701

Net income	$716	$392	$11,163	$4,014

Earnings per share:
Basic	$0.03	$0.02	$0.47	$0.17
Diluted	$0.03	$0.02	$0.47	$0.17

Supplemental Data:
Cost of educational services	47.5%	48.8%	46.2%	49.7%
Student services and administrative expenses	42.7%	41.0%	40.9%	41.3%
Legal and professional fees related to certain lawsuits, investigations and accounting matters	2.8%	3.5%	3.0%	2.9%
Provision for private education loan losses	1.5%	3.8%	1.0%	1.9%
Operating margin	5.4%	2.9%	8.8%	4.2%
Student enrollment at end of period	47,874	55,485	47,874	55,485
Campuses at end of period	141	148	141	148
Shares for earnings per share calculation:
Basic	23,621,000	23,459,000	23,591,000	23,453,000
Diluted	24,086,000	23,785,000	23,953,000	23,815,000

Effective tax rate	57.2%	31.7%	41.0%	40.2%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$716	$392	$11,163	$4,014
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	6,061	6,508	12,042	12,970
Provision for doubtful accounts	8,692	13,767	20,875	30,382
Deferred income taxes	2,554	(1,594)	12,423	(2,010)
Stock-based compensation expense	1,364	2,311	3,260	4,862
Accretion of discount on private education loans	(2,948)	(3,239)	(6,029)	(6,372)
Accretion of discount on long-term debt	385	0	776	0
Accretion of discount on PEAKS Trust senior debt	1,365	1,441	3,020	2,982
Accretion of discount on CUSO secured borrowing obligation	214	0	433	0
Provision for private education loan losses	3,313	9,071	4,557	9,071
Other	(148)	(248)	(415)	(428)
Changes in operating assets and liabilities, net of acquisition:
Restricted cash	(608)	1,525	(896)	2,868
Accounts receivable	(7,696)	(5,320)	(19,696)	982
Private education loans	6,601	4,083	13,245	8,093
Accounts payable	848	8,582	6,390	17,897
Other operating assets and liabilities	(1,931)	(5,545)	(1,214)	(9,430)
Deferred revenue	(20,288)	(10,171)	(27,907)	(17,400)
Net cash flows from operating activities	(1,506)	21,563	32,027	58,481

Cash flows from investing activities:
Capital expenditures, net	(1,640)	(1,147)	(2,509)	(2,657)
Acquisition of company	0	(584)	0	(5,033)
Collateralization of letters of credit	60	0	60	0
Proceeds from repayment of notes	0	97	0	193
Purchase of investments	(1)	(1)	(1)	(1)
Net cash flows from investing activities	(1,581)	(1,635)	(2,350)	(7,498)

Cash flows from financing activities:
Repayment of long-term debt	(2,500)	0	(5,000)	0
Repayment of PEAKS Trust senior debt	(9,380)	0	(25,026)	(41,070)
Repayment of CUSO secured borrowing obligation	(6,314)	0	(10,351)	0
Common shares tendered for taxes	(38)	(7)	(505)	(728)
Net cash flows from financing activities	(18,232)	(7)	(40,882)	(41,798)

Net change in cash and cash equivalents	(21,319)	19,921	(11,305)	9,185

Cash and cash equivalents at beginning of period	145,951	205,035	135,937	215,771

Cash and cash equivalents at end of period	$124,632	$224,956	$124,632	$224,956